UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 30, 2009

Danaher Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-08089	59-1995548
(Commission File Number)	(IRS Employer Identification No.)

2099 Pennsylvania Ave., N.W., 12th Floor, Washington, D.C.	20006-1813
(Address of Principal Executive Offices)	(Zip Code)

202-828-0850

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05	COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

On August 30, 2009, the Company’s Board of Directors committed to a plan to implement additional cost reductions in the Company’s businesses. The plan resulted from management’s assessment that additional actions were appropriate to adjust the Company’s on-going cost structure to reflect overall lower demand levels experienced to date in 2009 resulting from the global recession. These actions will result in pre-tax charges of approximately $80 million, substantially all of which are expected to be incurred in the third and fourth quarters of 2009. The plan charges include employee-related costs of approximately $55 million, facility shut-down charges of approximately $15 million and non-cash asset write-offs of approximately $10 million. Cash expenditures for these restructuring activities are expected to be approximately $70 million and are being funded with cash generated from operations. The aforementioned plan is in addition to the restructuring plan approved by the Company’s Board in April 2009, which authorized actions totaling $120 million, and the Company’s regular on-going restructuring actions. In the aggregate, the Company now expects to incur restructuring charges of between $225 million and $250 million in 2009. The Company expects annual savings of approximately $220 million as a result of the aggregate restructuring activities initiated during 2009.

Cautionary Notice Regarding Forward-Looking Statements

Statements in this release that are not strictly historical, including the statements regarding the amount and nature of the Company’s planned restructuring activities and any other statements regarding events or developments that we believe or anticipate will or may occur in the future, may be “forward-looking” statements. There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements. These factors include, among other things, the current global economic recession and the upheaval in the credit markets and financial services industry, competition, our ability to develop and successfully market new products and technologies, the contractions or growth rates and cyclicality of markets we serve, our ability to expand our business in new markets, our ability to successfully identify, consummate and integrate appropriate acquisitions, the impact of our debt obligations on our operations, litigation and other contingent liabilities including intellectual property and environmental matters, our compliance with applicable laws and regulations and changes in applicable laws and regulations, tax audits and changes in our tax rate, risks relating to potential impairment of goodwill and other long-lived assets, currency exchange rates, pension plan costs, commodity costs and surcharges, labor matters, our relationships with and the performance of our channel partners, our ability to achieve projected efficiencies, cost reductions, sales growth and earnings, and international economic, political, legal and business factors. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our 2008 Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the quarter ended July 3, 2009. These forward-looking statements speak only as of the date of this release and the Company does not assume any obligation to update any forward-looking statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANAHER CORPORATION

By:	/s/ Daniel L. Comas
Name:	Daniel L. Comas
Title:	Executive Vice President and Chief Financial Officer

Dated: September 1, 2009